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                                                                    EXHIBIT 99.1

PRESS RELEASE

ENSTAR ANNOUNCES INFORMATION RELATING TO PROPOSED ACQUISITION

MONTGOMERY, Ala., Oct. 25-- The Enstar Group, Inc. ('Enstar') (Nasdaq: ESGR) previously announced that it and its affiliate, Castlewood Investments, Inc. ('Castlewood'), were participating with a group of investors led by J. C. Flowers & Co. LLC in the purchase of Refco's futures brokerage business conducted through Refco LLC, Refco Overseas Ltd., Refco Singapore Ltd. and certain related subsidiaries and other assets. Refco Inc. and certain subsidiaries filed for protection under Chapter 11 of the United States Bankruptcy Code on October 17, 2005. Mr. Flowers has announced, on behalf of the investor group, that due to certain decisions of the Bankruptcy Court relating to the sale of the Refco futures brokerage business, the investor group is not prepared to commit to the purchase at this time. He further stated that the group has not made a decision whether to participate in the bankruptcy auction of Refco Inc.

J.C. Flowers & Co. LLC is an investment firm controlled by J. Christopher Flowers. Mr. Flowers is a member of Enstar's board of directors and its largest shareholder.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Form 10-K for the year ended December 31, 2004, and are hereby incorporated herein by reference.